UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2001

                            AMERICAN AMMUNITION, INC.
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)


    Nevada                             000-31477              98-0224958
-----------------------------      -------------------   ----------------------
(State or other jurisdiction       (Commission           (IRS Employer
         of incorporation)             file number)         Identification No.)


3545 NW 71st Street
Miami, FL                                                        33147
----------------------------------------                    -------------------
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:     (305) 835-7400

                         f/k/a Greatestescapes.com, Inc.
                            800 W Pender Street, #730
                       Vancouver, British Columbia V6C 2V6
         ---------------------------------------------------------------
          (Former name or former address, if changes since last report)

Copy of Communications to:

                                   Donald F. Mintmire, Esq.
                                   Mintmire & Associates
                                   265 Sunrise Avenue, Suite 204
                                   Palm Beach, FL 33480
                                   (561) 832-5696- Phone
                                   (561) 659-5371- Fax



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ITEM 5. OTHER EVENTS.

     On July 17, 2001, the Corporation approved a change of its name, Greatestescapes.com, Inc., to American Ammunition, Inc., and approved authorization in its Articles of Incorporation to issue 50,000,000 shares, par value of $.001, of preferred stock of the Corporation upon such terms, conditions, privileges and limitations as the Board of Directors deems appropriate. These two (2) transactions were approved by the shareholders by consent and the Amended Articles of Incorporation were filed with the appropriate state agency on July 23, 2001. On that same date, the Company also authorized a reverse split of its common stock at a rate of 1 for 200, with the proviso that no shareholder holding more than 500 shares of stock have their stock reduced below 500 shares of stock and that no shareholder holding less than 500 shares of stock have any such reduction in the amount of stock owned by such shareholder. This reverse split is effective for all shareholders of record on July 17, 2001, and was implemented on electronic and other quotation systems at the close of business on August 13, 2001. The Company is now quoted under the trading symbol AMAM.

     American Ammunition, Inc. f/k/a Greatestescapes.com, Inc. (the "Company"), a Nevada corporation and F.& F. Equipment, Inc., a Florida corporation, and the individual holders of all of the outstanding capital stock of F.& F. Equipment, Inc. ( the"Holders") entered into an Agreement to effect a reverse acquisition (the "Reorganization") pursuant to a certain Share Exchange Agreement ("Agreement") to be effective July 20, 2001, and to be completed on or before August 31, 2001. Final steps required to fully complete the transaction occured on August 31, 2001. Pursuant to the Agreement, the Holders tendered to the Company all issued and outstanding shares of the stock of F.& F. Equipment, Inc. in exchange for 25,000,000 postsplit shares of common stock of the Company. Total issued and outstanding shares immediately following the closing totaled 25,100,246. The Reorganization is being accounted for as a reverse acquisition.

     As a part of the closing of the Reorganization, the Board of Directors was reconstituted and Andres Fernandez, Emilio Jara, Amelia Fernandez, Stephan H. Durland, Maria A. Fernandez, Len Hale and Robert Escobio were elected to serve on the Board of Directors of the Company (the "Board"). The then sole Officer and Director of the Company tendered his resignation in accordance with the terms of the Agreement which was accepted effective August 16, 2001. The Board subsequently appointed Andres Fernandez as Chairman, President and Chief Executive Officer; Emilio Jara as Vice President of Operations and Secretary; Amelia Fernandez as Vice President; Stephan H. Durland as Chief Financial Officer; and Joe Fernandez as Production Manager.

     Copies of the Agreement are field herewith as Exhibit 2.1, and are incorporated herein by reference. The foregoing descriptions are qualified in their entirety by reference to the full text of such agreements.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements of business acquired.

     (1) Financial statements of F.&F. Equipment, Inc., a Florida corporation, will be filed by amendment to this Form 8-K not later than sixty (60) days from the filing of this report.


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(b)  Pro forma financial information.

     (1) Pro forma financial information regarding the Reorganization will be filed by amendment to this Form 8-K not later than sixty (60) days from the filing of this report.


(c)          Exhibits
-----------------------

2.1      *   Share Exchange Agreement between American Ammunition, Inc. and F.&F.
             Equipment, Inc. as finalized on August 31, 2001.

3(i).2   *   Certificate of Amendment to Articles of Incorporation of Greatestescapes.com, Inc.


* Filed Herewith


                                   Signatures


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                   AMERICAN AMMUNITION, INC.
                                         (Registrant)




Date:    August 31, 2001        By:      /s/   Andres Fernandez
                                -------------------------------------
                                Andres Fernandez, President